Exhibit 99.1

CONSENT OF BOENNING & SCATTERGOOD, INC.

We hereby consent to the use of our fairness opinion included as Annex C to the Joint Proxy Statement/Prospectus included in Middlefield Banc Corp.’s Registration Statement on Form S-4 relating to the proposed merger of Liberty Bank, N.A. into The Middlefield Banking Company and to the reference to our firm’s name under the captions “Summary – Opinion of Liberty’s Financial Advisor,” “The Merger – Background of the Merger,” “– Nonpublic Financial Projections Provided to Financial Advisors,” “– Liberty’s Reasons for the Merger,” “– Opinion of Liberty’s Financial Advisor,” and “The Reorganization Agreement – Covenants and Agreements” in the Joint Proxy Statement/Prospectus. In giving consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

/s/ Boenning & Scattergood, Inc.

Boenning & Scattergood, Inc.

West Conshohocken, Pennsylvania

September 30, 2016